UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VIRGINIA NATIONAL BANKSHARES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Virginia National Bankshares Corporation

404 People Place

Charlottesville, Virginia 22911

April 10, 2014

To All of Our Shareholders:

We are pleased to invite you to attend the 2014 Annual Meeting of Shareholders of Virginia National Bankshares Corporation. The meeting will be held on Wednesday, May 21, 2014, at 4:00 p.m., local time, at The Boar’s Head Inn Pavilion, 200 Ednam Drive in Charlottesville, Virginia.

Enclosed are the notice of the meeting and the proxy materials setting forth information about our Company and the business to be transacted at the meeting. We also are including Virginia National Bankshares Corporation’s 2013 Annual Report on Form 10-K, along with a letter providing Glenn Rust’s perspective on the ongoing performance of the Company.

The formal meeting will be followed by a brief discussion of our plans and priorities.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. Please complete and return the enclosed proxy as soon as possible in the postage paid envelope provided. You can also vote your shares through the internet or by telephone by following the instructions on your proxy card.

We appreciate your support as a shareholder and hope to see you on May 21st.

Very truly yours,

William D. Dittmar, Jr. Chairman

If your shares are held in a brokerage or investment account, you will need to vote using the proxy form provided by your broker in order for your vote to be counted. You will only be able to vote in person at the meeting if you obtain a legal proxy from your broker.

Please see page 2 of the proxy statement for more details.

Your Vote is Important

VIRGINIA NATIONAL BANKSHARES CORPORATION

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 21, 2014

The Annual Meeting of Shareholders of Virginia National Bankshares Corporation (the “Company”) will be held at The Boar’s Head Inn Pavilion, 200 Ednam Drive, in Charlottesville, Virginia at 4:00 p.m., local time, on Wednesday, May 21, 2014, to consider and vote upon the following matters:

1.	Election of eight (8) directors of Virginia National Bankshares Corporation to serve until the 2015 Annual Meeting of Shareholders of the Company.

2.	Approval of the Virginia National Bankshares Corporation 2014 Stock Incentive Plan.

3.	Advisory (non-binding) vote to approve the Company’s executive compensation.

4.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2014.

5.	Transaction of such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed April 2, 2014 as the record date for determination of shareholders entitled to notice of and to vote at the 2014 annual meeting and any adjournments thereof.

It is important that your shares are represented at the meeting. Please mark, sign, date and return your proxy card promptly, whether or not you plan to attend the Annual Meeting. If you are a registered shareholder and attend the meeting, you may vote in person even if you have already returned your proxy card.

By Order of the Board of Directors:

April 10, 2014	Donna G. Shewmake
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders’ Meeting to Be Held on May 21, 2014

Proxy materials are available at www.vnb.com under the “Investors” tab. The materials available include this notice of the annual meeting of shareholders, the proxy statement, the form of proxy and the Annual Report on Form 10-K for the year ended December 31, 2013.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	Where and when is the shareholders’ meeting?

A:	The 2014 Annual Meeting of Shareholders will be held at The Boar’s Head Inn Pavilion, 200 Ednam Drive, Charlottesville, Virginia on Wednesday, May 21, 2014 at 4:00 p.m., local time.

Q:	What am I being asked to vote on?

A:	At the Annual Meeting, you will be asked to vote on the following proposals:

•	to elect 8 directors of the Company to serve until the 2015 Annual Meeting of Shareholders of the Company;

•	to approve the 2014 Virginia National Bankshares Corporation Stock Incentive Plan;

•	to approve, on an advisory (non-binding) basis, the Company’s executive compensation; and

•	to ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2014.

We will also vote on any other matters which may properly come before the Annual Meeting.

Q:	What do I need to do now?

A:	Just indicate on your proxy card how you want to vote, and sign, date and return it as soon as possible. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted for the election of the director nominees named in this proxy statement as directors of the Company to serve until the Company’s 2015 Annual Meeting, for the 2014 Stock Incentive Plan, for the approval of the Company’s executive compensation, and for the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2014.

You can choose to attend the Annual Meeting and vote your shares in person instead of returning your completed proxy card. If you do return a proxy card, you may attend the meeting and change your vote. See “The Annual Meeting – Voting and Revocation of Proxies” on page 2 of the proxy statement.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	If you own shares that are held in street name, meaning through a brokerage firm, bank, broker-dealer or other similar organization, and you do not provide the firm that holds the shares with specific voting instructions then, under applicable rules, the firm that holds the shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the firm that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that firm will inform the inspector of election that it does not have the authority to vote on the matter with respect to the shares. This is generally referred to as a “broker non-vote.”

The election of directors (Proposal 1), the approval of the 2014 Stock Incentive Plan (Proposal 2), and the approval of the Company’s executive compensation (Proposal 3) are matters that are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals 1, 2, and 3. The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2014 (Proposal 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 4.

Please provide instructions to your broker on how you want your shares voted by completing the voting instruction form you receive from your broker.

Q:	How do I vote in person at the meeting if I hold shares in street name?

A:	You may only vote shares held in street name in person at the meeting if you obtain a “legal proxy” from the firm that holds your shares. There should be a section of the voting instruction form sent to you that states “Place ‘X’ Here If You Plan to Attend and Vote Your Shares at the Meeting” or words of similar effect. If you place the “X” in the box provided and return your proxy card, you should receive a legal proxy from your firm that you can bring to the meeting to vote your shares in person. You should contact your broker for more complete information.

VIRGINIA NATIONAL BANKSHARES CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 21, 2014

INTRODUCTION

This proxy statement is being furnished to you as part of the solicitation of proxies by the Board of Directors of Virginia National Bankshares Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 21, 2014 (the “Annual Meeting”), at 4:00 p.m. at The Boar’s Head Inn Pavilion, 200 Ednam Drive, in Charlottesville, Virginia, and at any adjournment or postponement of the meeting. The Annual Meeting will be held for the purposes set forth below and in the Notice of the Annual Meeting of Shareholders. The date of this proxy statement is April 4, 2014. The approximate mailing date of this proxy statement, the Notice of the Annual Meeting and accompanying proxy (also sometimes referred to as the “proxy card”) is April 10, 2014.

Reorganization; Affiliated Banks

On December 16, 2013, Virginia National Bank (the “Bank”) reorganized into a holding company form of ownership pursuant to a Reorganization Agreement and Plan of Share Exchange (the “Reorganization”) which was approved by the Bank’s shareholders on June 19, 2013. As a result of this Reorganization, the Bank became a wholly-owned subsidiary of the Company, and each share of the Bank’s common stock was automatically converted to one share of the Company’s common stock. References to the Company in this proxy statement will generally include references to the Bank for any applicable periods prior to the Reorganization.

The Bank has one-wholly owned subsidiary, VNBTrust, National Association (“VNBTrust”), which is a national trust bank. References to the Company’s affiliated banks include the Bank and/or VNBTrust.

Record Date and Voting Rights of Shareholders

Only shareholders of record of the Company’s common stock as of the close of business on April 2, 2014, the record date fixed for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, there were 2,690,320 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Each share of common stock entitles the record holder thereof to one vote for each matter to be voted upon at the Annual Meeting.

Quorum

A majority of the outstanding shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxy’s authority to vote (including broker non-votes as discussed below) on a matter will count toward a quorum but will not be included in determining the number of votes cast with respect to such matter. Shares held by brokers or banks in street name (“broker shares”) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Vote Required

The vote required for approval varies based on the proposal. Directors are elected by plurality, therefore the 8 nominees receiving the greatest number of affirmative votes cast will be elected. Approval of all other proposals and any other business that may properly come before the shareholders at the Annual Meeting will be approved if the votes cast in favor of the proposal or other action at the Annual Meeting exceed the votes cast against the proposal or other action.

Voting and Revocation of Proxies

Execution of a proxy will not affect a registered shareholder’s right to attend the Annual Meeting and vote in person. Any registered shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and voting in person. A registered shareholder may also revoke his or her proxy at any time before it is exercised by filing a written notice with the Corporate Secretary of the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Shares Held in Accounts with Brokerage Firms and Similar Organizations; Broker Non-Votes

If your shares are held in an account with a brokerage firm, bank, broker-dealer or similar organization, then your shares are held in “street name.” The firm that holds your shares, or its nominee, is the registered shareholder for purposes of voting at the Annual Meeting, and you are considered the beneficial owner. As beneficial owner, you have the right to direct the firm how to vote the shares held for you, and you must follow the instructions of that firm in order to vote your shares or to change a previously submitted voting instruction. Since you are not the registered owner, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the firm that holds your shares giving you the right to vote shares registered in its name at the Annual Meeting. Please note that this legal proxy is different from the proxy card or voting instructions you generally receive in the mail. If you wish to vote your shares in person, please contact the firm holding your shares for a legal proxy.

If the firm that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that firm does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote” The election of directors (Proposal 1), the approval of the 2014 Stock Incentive Plan (Proposal 2), and the approval of the Company’s executive compensation (Proposal 3) are matters that are considered non-routine under applicable rules, therefore broker non-votes may exist in connection with those proposals. The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2014 (Proposal 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 4.

How Shares will be Voted

Shares represented by proxies will be voted at the Annual Meeting as follows:

•	Properly Completed Proxies – Shares represented by a properly-completed proxy that contains voting instructions will be voted in accordance with the voting instructions specified in the proxy.

•	Proxies Without Voting Instructions – Shares represented by proxies that are properly signed and dated but which do not contain voting instructions will be voted in accordance with the recommendations of the Company’s Board of Directors (the “Board”).

•	Abstentions – We will count a properly executed proxy marked “ABSTAIN” for purposes of determining whether there is a quorum present at the Annual Meeting, but the shares represented by that proxy will not be voted at the Annual Meeting.

•	Broker Non-votes – Other than with respect to the ratification of the Company’s independent auditors, your broker may not vote your shares for you unless you provide instructions to your broker on how to vote them. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not do this, your broker may not vote your shares at all (known as a “broker non-vote”).

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company, including the cost of reimbursing brokerage firms, banks and similar organizations for forwarding proxy materials to shareholders. Solicitation of proxies is being made by mail and, if necessary, may be made in person, by telephone, by facsimile, by electronic mail or by special letter by directors, officers and employees of the Company or any subsidiary, acting without any separate compensation for any such solicitations.

PROPOSAL 1 – ELECTION OF DIRECTORS

General

Eight directors will be elected at the Annual Meeting to serve until the 2015 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified. The Company’s Board of Directors currently consists of 8 directors serving a one-year term that expires at the Annual Meeting.

Directors will be elected by a plurality of the votes cast by shares entitled to vote in the election of directors at a meeting at which a quorum is present, which means the 8 nominees receiving the highest number of votes will be elected even though such 8 individuals may not receive “for” votes from a majority of the votes cast.

Nominations for Directors

The Board of Directors has nominated the 8 individuals named below for election to the Board at the Annual Meeting, all of whom are currently serving as director. Each person nominated has consented to being named as a nominee in this proxy statement and has indicated that he or she is willing to serve as a director if elected. If at the time of the Annual Meeting, any nominee is unable or unwilling to serve, shares represented by proxies will be voted at the discretion of the named proxies for such other person as the Board of Directors may nominate.

The following table sets forth certain information concerning the persons who have been nominated for election as directors by the Board of Directors.

The Board of Directors of the Company recommends that shareholders vote “FOR” the election of each of the nominees set forth below as the Company’s directors. Unless otherwise indicated on the proxy, the persons named therein will vote “FOR” the election of the following nominees.

Name (Age)	Principal Occupation	Director Since

Steven W. Blaine (56)	Partner, LeClairRyan, A Professional Corporation	1998 (1) (2)

Nancy L. Brody (59)	Executive Officer, Block & Company, Inc.	2012 (2) (3)

John J. Davies, III (66)	Partner, Davies, Barrell, Will, Lewellyn & Edwards, PLC	2012 (2)

William D. Dittmar, Jr. (61)	President and Chief Executive Officer, Enterprise Holdings, Inc.	1998 (1) (3)

James T. Holland (73)	Consultant and Author	2013 (1) (3)

William Bolling Izard, Jr. (57)	Vice President, James A. Scott & Son, Incorporated t/a Scott Risk Capital & Scott Insurance	2012 (1)

Glenn W. Rust (58)	President and Chief Executive Officer, Virginia National Bankshares Corporation and its subsidiary banks	2006

Gregory L. Wells (57)	Chief Executive Officer, ACAC Fitness & Wellness Centers	2012 (1)

(1)	Currently a member of the Audit and Compliance Committee.
(2)	Currently a member of the Compensation Committee.
(3)	Currently a member of the Corporate Governance Committee.

The following biographies of the nominees standing for election contain information regarding the person’s business experience, public company director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes and/or skills that caused the Board of Directors to determine that the person should serve as a director of the Company. Unless otherwise noted, the person has held their current position for at least five years. All nominees also serve on the board of directors of both Virginia National Bank and VNBTrust.

Steven W. Blaine is a partner in the Charlottesville, Virginia office of the law firm of LeClairRyan, A Professional Corporation, primarily practicing in business and real estate law. Prior to joining LeClairRyan in 1999, Mr. Blaine was a partner in the Charlottesville office of McGuireWoods LLP. As a practicing attorney, Mr. Blaine provides 29 years of experience as a corporate and transactional attorney. In addition, he provides valuable insight into the local real estate economy, and brings his legal perspective to bear in matters coming before the Company’s Audit and Compliance Committee.

Nancy L. Brody is a director, executive officer and corporate secretary of Block and Company, Inc., in Wheeling, Illinois, which manufactures and distributes office supplies, including supplies for banks, and served as general counsel of that company from 1985 to 2004. Ms. Brody is also a director and corporate secretary (since 1988) of Health Data Services, Inc., in Charlottesville Virginia, which provides practice management services to health care providers. Ms. Brody has executive management experience and entrepreneurial experience, as well as knowledge of the business and philanthropic community in Charlottesville.

John J. Davies, III is a partner in the law firm of Davies, Barrell, Will, Lewellyn & Edwards, PLC in Culpeper, Virginia, specializing in zoning, land use, business, estate planning, probate, criminal and elder law. Mr. Davies served as a Delegate of the Virginia General Assembly from 1992 to 2000 and served on the board of directors for Second Bank & Trust from 2000 to 2010. He has served on a host of civic, community, educational and other boards, committees or organizations during his career. In addition to his legal and governmental expertise, Mr. Davies is a recognized leader in his community and has experience serving on the board and committees of a community bank.

William D. Dittmar, Jr. serves as the non-executive Chairman of the Board of the Company, Virginia National Bank and VNBTrust, N.A. Mr. Dittmar is the president and chief executive officer of Enterprise Holdings, Inc. in Charlottesville, Virginia, which is the parent company for various real estate and commercial property subsidiaries. Mr. Dittmar is the Company’s “audit committee financial expert”; has an extensive business background as a corporate executive, real estate executive and project manager; and is well-versed in economic issues.

James T. Holland, a consultant, author and civic volunteer, was the president, chief executive officer and a director of O’Sullivan Corporation, a manufacturing company based in Winchester, Virginia, prior to his retirement in 1999. Prior to that, Mr. Holland was a manager of Finance and Control for a consulting firm and served in junior management positions in a bank. Mr. Holland has executive management and board experience, including prior service on bank boards, and is a civic leader in the Winchester community.

William Bolling Izard, Jr. is a Vice President and director of James A. Scott & Son, Incorporated, a corporate risk advisory and insurance business which includes Scott Insurance and Scott Risk Capital, in Charlottesville, Virginia. He also serves as a director of James River Insurance Limited in Bermuda. Having worked in the corporate insurance business for almost 35 years, Mr. Izard has experience advising companies on operational and financial risks.

Glenn W. Rust is Chief Executive Officer and President of the Company and its subsidiary banks. Prior to joining the Bank in 2006, he held various senior management positions at Sterling Bank, including executive vice president, chief operations officer, chief information officer, and president of the Bankruptcy Trustee Division. Mr. Rust serves on the board of, and provides advice and strategic counsel to, several local charitable organizations. Mr. Rust brings wide-ranging executive bank management experience to the Company and expertise in successfully managing growth opportunities.

Gregory L. Wells is Chief Executive Officer of ACAC Fitness and Wellness Centers, which has centers in Charlottesville and Richmond, Virginia and in West Chester, Pennsylvania. Prior to joining ACAC in 2006, he was the Chief Executive Officer and an owner of Mailing Services of Virginia in Charlottesville and held management positions with the former Centel Corporation. Mr. Wells has experience in leading companies of various sizes, including responsibilities for finance, strategic planning, operations, business development, marketing and human resources.

PROPOSAL 2 – APPROVAL OF THE

VIRGINIA NATIONAL BANKSHARES CORPORATION 2014 STOCK INCENTIVE PLAN

General

The Company is asking stockholders to approve the Virginia National Bankshares Corporation 2014 Stock Incentive Plan (the “2014 Plan”). The 2014 Plan was adopted by the Board of Directors on March 18, 2014, and is effective on such date, subject to stockholder approval. The 2014 Plan makes available up to 250,000 shares of the Company’s common stock for granting stock options in the form of incentive stock options and non-statutory stock options, restricted stock awards and other stock-based awards to employees and directors of the Company and its affiliates.

The Company is asking stockholders to approve the 2014 Plan because the 2005 stock incentive plan previously approved by shareholders expires on December 20, 2014. The 2005 plan had 57,249 shares available for issuance as of March 18, 2014. The 2014 Plan will terminate on March 17, 2024, unless sooner terminated by the Board of Directors.

The Board of Directors recommends that you vote FOR the approval of the Virginia National Bankshares Corporation 2014 Stock Incentive Plan.

The more significant features of the 2014 Plan are described below. To aid your understanding, the full text of the plan, as proposed for approval by stockholders, is provided in Appendix A to this proxy statement. In addition, a copy is available online as part of the Company’s proxy statement as filed with the Securities and Exchange Commission. The website address of the Securities and Exchange Commission is located at www.sec.gov.

Purpose

The purpose of the 2014 Plan is to further the long-term stability and financial success of the Company by attracting and retaining employees and directors (“participants”) through the use of stock incentives. The Company believes that ownership of its common stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business, and will further the identification of those persons’ interests with the interests of the Company’s stockholders. For these reasons, the Company is asking stockholders to approve the Virginia National Bankshares Corporation 2014 Stock Incentive Plan.

Administration

The 2014 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to select plan participants and to grant stock options, restricted stock awards and other-stock based awards on terms the Compensation Committee considers appropriate. In addition, the Compensation Committee has the authority to interpret the plan, to adopt, amend, or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan.

Stock Options

Stock options granted under the 2014 Plan may be incentive stock options or non-statutory stock options. A stock option entitles a recipient to purchase shares of common stock at the option price. The Compensation Committee will fix the option price at the time the stock option is granted, but in the case of an incentive stock option, the exercise price cannot be less than 100% of the shares’ fair market value on the date of grant (or, in the case of an incentive stock option granted to a 10% stockholder of the Company, 110% of the shares’ fair market value on the date of grant). The value in incentive stock options, based on the shares’ fair market value on the date of grant, that can be exercisable for the first time in any calendar year under the plan or any other similar plan maintained by the Company is limited to $100,000. The option price may be paid in cash, with shares of the Company’s common stock, by net share exercise, by cashless exercise facilitated through a broker or a combination of the foregoing, as permitted under the recipient’s option agreement. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee, including the requirement that they will not be exercisable after 10 years from the grant date.

Restricted Stock

The 2014 Plan permits the grant of stock awards (shares of common stock) to plan participants. A stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the employee complete a specified period of service or that certain objectives be achieved by the recipient. Any restriction imposed on a stock award will be determined by the Compensation Committee.

Other Stock-Based Awards

The 2014 Plan permits the grant of other types of equity-based or equity-related awards to plan participants in such amounts and subject to such terms and conditions as the Compensation Committee shall determine. These awards may involve the transfer of actual shares to a recipient or payment in cash or otherwise of amounts based on the value of shares of the Company’s common stock. The Compensation Committee will establish all terms and conditions for any such awards.

Transferability

In general, options and awards granted under the 2014 Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. The plan permits the award of non-statutory stock options that are transferable to immediate family members (or certain related trusts or entities), in accordance with applicable securities laws.

Shares Subject to the Plan

Up to 250,000 shares of the Company’s common stock may be issued to plan participants under the 2014 Plan. The maximum number of shares with respect to which stock options, restricted stock awards and other-stock based awards may be granted in any calendar year to an employee is 50,000 shares. To date, no stock options or awards have been granted under the plan.

In general, if any stock option or other-stock-based award granted terminates, expires or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the Company’s common stock subject to the terminated or forfeited stock option, restricted stock award or other-stock based award will be available for further stock options, restricted stock awards and other-stock based awards.

Certain Federal Income Tax Consequences

Stock Options. Generally, no federal income tax liability is incurred by a plan participant at the time a stock option is granted. If the stock option is an incentive stock option, no income will be recognized upon the participant’s exercise of the stock option, provided holding periods required by the tax laws are satisfied. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a non-statutory stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option exercise price.

The Company will be entitled to claim a federal business expense tax deduction on account of the exercise of a non-statutory stock option. The amount of the deduction is equal to the ordinary income recognized by the participant. The Company generally will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option, but may claim a federal income tax deduction on account of certain disqualifying dispositions of stock acquired upon the exercise of an incentive stock option.

Restricted Stock. Federal income tax is incurred on the award of restricted stock when the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the recipient of the restricted stock makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant. At that time, the recipient recognizes income equal to the fair market value of the common stock.

Other Awards. Other equity-based awards under the plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares or other property, or (in the absence of an appropriate election) the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares or other property. The Company generally would be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award.

Changes in Capitalization and Similar Changes

In the event of any change in the outstanding shares of the Company’s common stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of common stock reserved under the 2014 Plan, and the terms, exercise price and number of shares of any outstanding stock options or awards will be equitably adjusted by the Compensation Committee in its discretion to preserve the benefits of the stock options or awards for plan participants. For instance, a two-for-one stock split would double the number of shares reserved under the plan. Similarly, for outstanding stock options it would double the number of shares covered by each stock option and reduce its exercise price by one-half.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2013, relating to the Company’s existing equity compensation plans.

Equity Compensation Plan Information

	Year Ended December 31, 2013
	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance of Equity Compensation Plans
Equity compensation plans approved by shareholders	226,424	(1)	$26.35	62,249
Equity compensation plans not approved by shareholders	—		—	—

Total	226,424	(1)	$26.35	62,249

(1)	Consists entirely of shares of common stock underlying previously granted stock options that have not been exercised. All of these options were granted pursuant to the Company’s existing stock option plans.

Vote Required

Approval of the Virginia National Bankshares Corporation 2014 Stock Incentive Plan requires that the votes cast “for” approval exceed the votes cast “against” approval.

The Board of Directors recommends that shareholders vote “FOR” approval of the Virginia National Bankshares Corporation 2014 Stock Incentive Plan. Unless otherwise indicated on the proxy, the persons named therein will vote “FOR” approval of the proposal.

PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE

TO APPROVE EXECUTIVE COMPENSATION

Shareholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers pursuant to requirements of the Dodd-Frank Act and rules of the Securities and Exchange Commission. The named executive officers of the Company are set forth in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program, which is outlined in the “Executive Compensation” section starting on page 10 of this proxy statement. Accordingly, shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section of this proxy statement.”

As stated above, this is an advisory vote only. Approval of the proposed resolution requires that the votes cast “for” the resolution exceed the votes cast “against” the resolution.

The Company believes its compensation policies and procedures are strongly aligned with the long term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors recommends that shareholders vote “FOR” approval of the named executive officers’ compensation. Unless otherwise indicated on the proxy, the persons named therein will vote “FOR” approval of the proposal.

PROPOSAL 4 – RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee of the Board of Directors (the “Audit Committee”), under Rule 10A-3 of the Securities and Exchange Act of 1934 and the committee’s charter, has the sole authority to appoint or replace the Company’s independent auditors. The Audit Committee has appointed Yount, Hyde & Barbour, P.C. as the independent auditors to audit the Company’s consolidated financial statements for the year ending December 31, 2014. The Audit Committee seeks shareholder ratification of this appointment. Yount, Hyde & Barbour, P.C. has acted as the Company’s external auditors since 1999 and has reported on consolidated financial statements during that period. A representative from Yount, Hyde & Barbour, P.C. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The appointment of independent auditors will be ratified if the votes cast “for” ratification exceeds votes cast “against” ratification.

Should the shareholders not ratify the selection of Yount, Hyde & Barbour, P.C., it is contemplated that the appointment of Yount, Hyde & Barbour, P.C. will be permitted to stand unless the Audit and Compliance Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the coming year.

The Board of Directors recommends that shareholders vote “FOR” ratification of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2014. Unless otherwise indicated on the proxy, the persons named therein will vote “FOR” ratification.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND BOARD COMMITTEES

Compensation of Directors

Outside directors did not receive cash or any other form of compensation for serving on the Company’s Board of Directors in 2013. During 2013, Mr. Holland received $36,000 from the Bank as an independent contractor to assist with its business development efforts in the Winchester market. Mr. Rust’s compensation is set forth in in the Summary Compensation Table, shown later in this proxy statement.

Meetings of the Board of Directors and Director Attendance

The Board of Directors of the Company generally meets monthly, except for August and November. In addition, special meetings may be called whenever necessary. During 2013, there were 13 meetings of Board of Directors including Bank board meetings prior to the Reorganization. Each incumbent director and nominee attended at least 75% of the meetings of the Board of Directors and of the committees of the Board on which he or she served during 2013. Board members are encouraged to attend the Annual Meeting of Shareholders, and 13 of the 14 directors serving on the Company or Bank board at the time of the 2013 Annual Meeting of Shareholders attended that meeting.

Audit and Compliance Committee

The directors currently serving on the Audit and Compliance Committee are Messrs. Dittmar (chair), Blaine, Holland, Izard and Wells. The primary function of the Audit and Compliance Committee is to direct and monitor the internal audit and control functions and to make recommendations regarding the selection of the Company’s independent auditing firm. The Board of Directors has determined that Mr. Dittmar is an “audit committee financial expert” and that each member of the Committee except Mr. Blaine and Mr. Holland is “independent” within the corporate governance standards for audit committees established by the New York Stock Exchange (“NYSE”), as described in more detail below under “Independence of Directors.” The Audit and Compliance Committee met 5 times during 2013. The charter of the Audit and Compliance Committee is on the Company’s website at www.vnb.com under the “Investors” tab.

Compensation Committee

The directors currently serving on the Compensation Committee are Mr. Blaine (chair), Ms. Brody, and Mr. Davies. Each current member of this Committee is “independent” within the corporate governance standards of the NYSE. The primary function of the Compensation Committee is to review and make recommendations to the Board of Directors with respect to the Company’s executive compensation policies and compensation for directors and to administer the Company’s stock incentive plans. The Compensation Committee met 2 times during 2013. The charter of the Compensation Committee is on the Company’s website at www.vnb.com under the “Investors” tab.

Corporate Governance Committee

The directors currently serving on the Corporate Governance Committee are Ms. Brody (chair), Mr. Dittmar, and Mr. Holland. Each current member of the Committee is “independent” within the corporate governance standards of the NYSE. The primary function of the Corporate Governance Committee is to make recommendations to the full Board of Directors on matters of corporate governance, including the independence of directors and nominees. Prior to January 2012, this committee was known as the Corporate Governance and Nominating Committee, and its duties also included making recommendations of director nominees to the Board for consideration. This committee has no regular meeting schedule, but generally meets in the first quarter of each year to review and make recommendations to the Board regarding independence of directors and is otherwise available to address corporate governance matters with respect to which the full Board requests guidance. The Corporate Governance Committee met 1 time during 2013. The charter of the Corporate Governance Committee is on the Company’s website at www.vnb.com under the “Investors” tab.

Nominating Procedures

Nominations are made by the full Board. The Board has not established any formal policies regarding consideration of any director candidates recommended by shareholders; specific criteria or minimum qualifications for a nominee to the Board;

a process for identifying and evaluating nominees for director; or consideration of diversity in identifying nominees for director.

Board Leadership Structure and Role in Risk Oversight

Since 2007, the positions of Chief Executive Officer and Chairman of the Board have been separated. The current leadership structure, which allows the Chairman to maintain a more objective role in management of Board functions and the Board’s oversight of management, is deemed appropriate and effective by the Board at this time. While the Company’s management has responsibility for direct, day-to-day management of the Company, the Board has a significant role in oversight of risk. Officers are generally ratified by the Board annually, upon the recommendation of the President. The Board approves all significant policies which guide the Company’s officers and other employees in the discharge of their duties. Programs are established to monitor compliance with the policies, and compliance reviews are reported to the Audit and Compliance Committee. While the Board committees outlined above generally perform a more direct role in overseeing specific areas of risk, each committee provides full reports to the Board on any significant or material findings.

Independence of Directors

SEC rules require that a company like Virginia National Bankshares Corporation, whose securities are not listed on a national securities exchange, disclose in its proxy statement whether each director, nominee for director and member of its compensation, nominating or audit committee is “independent” using a definition of independence under the rules of a national securities exchange. The Board has selected to use the independence definitions under the corporate governance standards established by the NYSE for purposes of disclosure in this proxy, even though those standards are not directly applicable to the Company. For the purpose of determining the independence of any individual for service on the Board of Directors of the Company, the Board has made a reasonable good faith determination, after taking into account all relevant facts and circumstances, that the individual has no material relationship with, or conflict with the interests of, the Company that would interfere with or impair the exercise of that individual’s independent business judgment.

The Board has determined the following 7 of the 8 current directors and nominees are independent within the meaning and guidance of Section 303A.02 of the NYSE Listed Company Manual: Ms. Brody, and Messrs. Blaine, Davies, Dittmar, Holland, Izard, and Wells. Prior to the Reorganization, the following 12 of the 14 directors of the Bank were determined to be independent at the time they were elected in 2013: H.K. Benham, III; Mr. Blaine; Ms. Brody; Edwin T. Burton, III; Mr. Davies; Mr. Dittmar; Janet L. Dorman; Mr. Holland; Mr. Izard; Susan K. Payne; Mr. Wells; and Bryan D. Wright.

In addition, using the NYSE standards, the Board has determined that each current member of the Compensation Committee is independent; each current member of the Corporate Governance Committee is independent; and each member of the Audit and Compliance Committee is independent except Messrs. Blaine and Holland, who are independent for purposes of serving on the Board but are not independent under the NYSE requirement that audit committee members meet the additional independence requirements of Securities and Exchange Commission Rule 10A-3 because they directly or indirectly accept consulting or advisor fees from the Company. The Company and/or its affiliated banks paid Mr. Blaine’s law firm fees for services performed by attorneys other than Mr. Blaine and paid Mr. Holland independent contractor fees for assisting with business development.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the name and position of each of the current executive officers of the Company. These four individuals are referred to throughout this document as “executive officers.” Mr. Rust, Ms. Bayes and Ms. Shewmake are referred to as the “named executive officers.” Unless otherwise indicated, each of these officers has served as an executive officer of the Company, or the Bank prior to the Reorganization, for at least five years:

Name	Information about Executive Officers
Glenn W. Rust	President and Chief Executive Officer of the Company and its subsidiary banks. He has been President of Virginia National Bank since November 1, 2006 and Chief Executive Officer since July 15, 2007. Mr. Rust is 58 years old.

Name	Information about Executive Officers

Virginia R. Bayes	Chief Credit Officer and Executive Vice President of Virginia National Bank. Ms. Bayes joined the Bank in 1998 and was named an executive officer in January 2011. Ms. Bayes is 53 years old.

Donna G. Shewmake	General Counsel, Executive Vice President and Corporate Secretary of the Company and Virginia National Bank. Ms. Shewmake joined the Bank in June 2008 as General Counsel and Executive Vice President, and was named Secretary and an executive officer in May 2009. From 1987 until 2008, Ms. Shewmake was employed in various capacities as legal counsel and officer of affiliates and/or predecessors of Wachovia Corporation (now, Wells Fargo & Company), most recently serving as Senior Vice President and Assistant General Counsel of Wachovia Securities from 2003 to 2008. Ms. Shewmake is 53 years old.

Ronald E. Baron	Chief Financial Officer and Executive Vice President of Virginia National Bankshares Corporation and Virginia National Bank. Mr. Baron joined the Bank and was named an executive officer in March 2012. From May 2005 until March 2012, Mr. Baron was the Senior Vice President and Chief Financial Officer of Citizens Bancorp of Virginia, Inc. and Citizens Bank and Trust Company. Mr. Baron is 57 years old.

Compensation Discussion

Philosophy and Objectives of the Company’s Compensation Program. The Board believes that compensation of its executive officers should reflect and support the Company’s strategic and financial performance goals, the primary goal being the creation of long-term value for the shareholders of the Company, while protecting the interests of the depositors of the Bank.

The Compensation Committee has adopted a committee charter, which was subsequently ratified by the entire Board of Directors, pursuant to which the Compensation Committee is tasked with reviewing and making recommendations regarding the Company’s executive compensation policies to ensure that they are (i) competitive, (ii) performance-based, and (iii) consistent with the Company’s annual and long-term business objectives. The Compensation Committee is also responsible for administering the Company’s stock incentive plans.

The Compensation Committee specifically reviews and, subject to approval by the Board, establishes the compensation of the Chief Executive Officer and President (“CEO”) of the Company and its affiliated banks based on reasonableness, competitiveness, and relationship to performance. In determining the compensation to recommend for the Chief Executive Officer, the Compensation Committee reviews the overall financial performance of the Company relative to the performance of peer and comparable banks and banking holding companies as well as the CEO’s performance against standards previously established by the Compensation Committee. The Compensation Committee considers whether the CEO’s cash compensation and the stock option incentive awards made to him bear a reasonable relationship to the compensation paid to the chief executive officers of comparable banks and bank holding companies and is consistent with the desire of the Compensation Committee to offer appropriate performance incentives to the CEO and to motivate him to remain at the Company. Mr. Rust asked that there be no increase in his salary or payment of any bonus during 2012 since the Company was implementing expense control strategies which included no salary increases for other officers or employees. When the Compensation Committee met to consider Mr. Rust’s 2013 compensation based on performance during 2012, the Compensation Committee recommended that Mr. Rust’s salary remain at $285,000 and that he be given a $41,000 bonus and an incentive option to purchase 5,000 shares of common stock. The Board approved such recommendation.

The CEO of the Company specifically reviews and establishes the compensation of the other executive officers of the Company. The compensation of Company’s named executive officers is designed to be competitive with the Company’s peers and reflective of the level of responsibility and performance of the executive officer. The philosophy behind the compensation program is to provide cash compensation in the form of salaries and short-term incentive compensation, and stock option incentives in an effort to promote an ownership mentality among the executive officers and other key individuals within the Company and its affiliated banks.

During 2013 and 2012, no compensation consultants were engaged or used by the Compensation Committee, the Board of Directors or management with respect to executive compensation.

Composition of Compensation. There are four primary components of executive compensation, as follows: base salary; short-term incentive compensation; long-term stock option grants or other awards under the Company’s stock incentive plans; and benefits.

Base Salary. Base salary provides competitive levels of compensation to executives, in accordance with their experience, duties and responsibilities. Base salaries are necessary to recruit and retain executives, and base salary adjustments are reflective of an individual’s performance or changed responsibilities.

Short-Term Incentive Compensation; Bonuses. Short-term incentive compensation is designed to align the interests of staff with the Company’s shareholders by rewarding executive officers and other eligible employees based on the performance of the Company. During 2012 and 2013, the Company paid bonuses to all officers and employees, except that Mr. Rust did not receive a bonus in 2012. Management continues to consider a formal short-term incentive compensation program, which would include goals for company, department and individual performance. Executive officers may be eligible to participate in the Company’s programs, however any incentive compensation or bonus paid to Mr. Rust is subject to review by the Compensation Committee and approval by the Board.

Long-Term Stock Option Grants and Other Stock Incentive Awards. Periodically, stock option grants, restricted stock or other awards under the Company’s stock incentive plans may be awarded to executive officers and others within the Company and its affiliated banks whose performance is critical to the ongoing success of the Company. Stock options that have been granted have a ten-year term, and typically vest evenly over a four-year period. All outstanding options have an exercise price equal to the closing price of Company common stock on the date of the grant. The actual value that may be realized by an option holder is tied to the appreciation of Company common stock, thereby aligning the option holders’ interests with those of the Company’s other shareholders.

Benefits.

401(k) Profit Sharing Plan. The Company has a 401(k) plan available to all employees who are at least 18 years of age. Employees are able to elect the amount to contribute, not to exceed a maximum amount as determined by IRS regulation. In 2012, the Company matched 50% of every dollar contributed by employees up to a maximum of 6% of annual compensation. Effective January 1, 2013, the Company matched 100% of the first 3% of employee contributions and 50% for the next 2% of employee contributions. Commencing January 1, 2014, the Company’s match is 100% of the first 6% of employee contributions. “Vesting” refers to the rights of ownership to the assets in the 401(k) accounts. Through December 31, 2012, the Company’s contributions to the plan were vested by the employees according to the following schedule: 50% after two years of service, 75% after three years of service and 100% after four years of service. Effective January 1, 2013, matching contributions were fully vested immediately. Employee contributions to the plan have always been 100% vested.

Health and Welfare Benefits. The Company also offers health and welfare benefits to the executive officers and others within the Company, including medical, dental and vision insurance, group term life insurance, disability insurance and flexible spending accounts.

Split-Dollar Life Insurance. The Company has certain split dollar insurance, or bank-owned life insurance (“BOLI”) arrangements with the named executive officers, the other executive officer(s) and certain other senior officers of the Company. Under these BOLI arrangements, the Company is the owner of, and pays all premiums for, insurance policies on an officer’s life. Upon the death of the insured officer, a portion of the death benefit will be paid to beneficiary(ies) designated by the officer, subject to the terms and restrictions of the split dollar endorsement agreement between the officer and the Company, and the balance is paid to the Company.

Perquisites. Perquisites may be granted to executive officers and other employees, after proper consideration of the business need. Perquisites may include memberships in local clubs and the provision of a bank-owned automobile, or limited reimbursement toward the purchase of a personal automobile that will be primarily used for Company business. All perquisites represent a very small portion of the Company’s compensation program, and those for the named executive officers are disclosed according to regulation in the Summary Compensation Table below.

Employment and Severance Agreements. Neither the Company nor its affiliated banks have any employment or severance agreements with the named executive officers or any other agreements that would result in payments (other than accrued salary and benefits) to the executive officers upon a change in control.

Summary Compensation Table

The following table sets forth for the periods indicated certain information concerning the compensation of the named executive officers.

Name and Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation (2)	Total

Glenn W. Rust	2013	$285,000	$41,000	$84,310	$40,916	$451,227
Chief Executive Officer and President (Principal Executive Officer)	2012	$285,000	—	—	$21,730	$306,730

Virginia R. Bayes	2013	$170,304	$6,000	—	$8,335	$184,639
Chief Credit Officer and Executive Vice President	2012	$170,304	$4,000	—	$8,547	$182,851

Donna G. Shewmake	2013	$190,000	$6,000	—	$9,279	$205,279
General Counsel, Executive Vice President and Secretary	2012	$190,000	$4,000	—	$10,312	$204,312

(1)	These amounts reflect the value determined by the Company for accounting purposes and do not reflect whether the recipient has actually realized a financial benefit from exercising the options. For the assumptions made in valuation of option awards, please refer to Note 1 of the Notes to Consolidated Financial Statements in Item 8 the Company’s Form 10-K for the year ended December 31, 2013.
(2)	Consists of the Company’s contribution to the 401(k) plan account of the named executive officers during the years mentioned; term life, bank-owned life insurance and disability insurance premiums paid by the Company for the benefit of the named executive officers; perquisites; and gross-ups or other amounts reimbursed for the payment of taxes.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table provides information concerning unexercised options for each of the named executive officers who had equity awards outstanding as of December 31, 2013.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Glenn W. Rust	11,500	—		$36.74	11/01/2016
Glenn W. Rust	4,312	1,438	(1)	$15.65	04/19/2020
Glenn W. Rust	2,875	2,875	(2)	$15.74	03/21/2021
Glenn W. Rust	—	5,000	(3)	$15.90	02/19/2023
Virginia R. Bayes	3,450	—		$26.96	08/23/2017
Donna G. Shewmake	4,600	—		$23.26	06/03/2018

(1)	Mr. Rust’s options vest in four equal annual installments beginning April 19, 2011.
(2)	Mr. Rust’s options vest in four equal annual installments beginning March 21, 2012.
(3)	Mr. Rust’s options vest in four equal annual installments beginning February 19, 2014.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth certain information known to the Company concerning persons who beneficially owned more than five percent (5%) of the outstanding Company common stock as of March 31, 2014. Referenced footnotes follow the second table concerning the beneficial ownership of Company common stock by directors and executive officers of the Company.

Name and Address	Number of Shares Beneficially Owned (1)		Percent of Class

Hunter E. Craig	214,259	(2)	7.94%
1900 Arlington Boulevard
Charlottesville, Virginia 22903

SRCM Holdings, LLC	241,741	(3)	8.99%
Swift Run Capital Management, LLC
Swift Run Capital, LP
Timothy S. Mullen
310 4th Street NE, Suite 102
Charlottesville, Virginia 23902

William D. Dittmar, Jr.	141,709		5.25%
401 East Market Street
Charlottesville, Virginia 22902

The following table sets forth certain information as of March 31, 2014 concerning beneficial ownership of the Company’s common stock by each director, nominee and named executive officer and all directors, nominees and executive officers as a group.

	Shares of Common Stock Beneficially Owned

	Number of Shares (1)		Percent of Class

Virginia R. Bayes	6,736	(4)	*
Steven W. Blaine	8,338		*
Nancy L. Brody	66,125	(4)	2.46%
John J. Davies, III	350		*
William D. Dittmar, Jr.	141,709		5.25%
James T. Holland	13,082	(4)	*
William Bolling Izard, Jr.	38,641		1.44%
Glenn W. Rust	32,932		1.21%
Donna G. Shewmake	4,600		*
Gregory L. Wells	5,980		*
Directors and Executive Officers as a Group (11 persons)	318,743		11.64%

*	Represents less than one percent of the Company’s common stock.
(1)	A person is deemed to be the beneficial owner of shares of the Company’s common stock if that person has the right to beneficially acquire such shares through the exercise of any option, warrant or right within 60 days. Number of shares reported includes shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s incentive stock option plans as follows: Ms. Bayes, 3,450; Mr. Blaine, 7,878; Mr. Craig, 7,878; Mr. Dittmar, 7,878; Mr. Holland, 575 shares; Mr. Rust, 22,812; and Ms. Shewmake, 4,600. All shares reported are held with sole investment power and sole voting power except noted.
(2)	Excludes 10,925 shares owned by Mr. Craig’s spouse.
(3)	Information is based on Schedule 13D filed by identified group on March 14, 2014. Includes 190,152 shares held by Swift Run Capital, LP and additional shares in certain accounts managed by Swift Run Capital Management, LLC. Shares reported as being held with shared investment power and shared voting power.
(4)	Includes shares held with shared investment power and shared voting power with spouses, and/or shares held by spouse(s) held as follows: Ms. Bayes, 115 shares; Ms. Brody, 66,125 shares; and Mr. Holland, 1,610 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, executive officers and persons who own more than 10% of the Company’s securities (collectively, “reporting persons”) are required to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission and to provide copies of such reports to the Company. Prior to the Reorganization, such reports were required to be filed with the Office of the Comptroller of the Currency. To the Company’s knowledge, based solely on a review of the information and reports furnished to the Company and the Bank, the Company believes that all reporting persons timely filed all reports required under Section 16(a) during 2013 with the following exceptions: a Form 4 report was filed by one day late by Mr. Dittmar; and a Form 3 was filed late on behalf of Mr. Holland.

TRANSACTIONS WITH RELATED PERSONS

Certain of the Company’s officers and directors, and certain immediate family members and/or entities in which such persons are associated, are customers of the Company’s banking affiliates and have had transactions in the ordinary course of business with the banking affiliates, including loan, deposit, asset management and other banking transactions. All such banking transactions have been on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collection or present any unfavorable features for the bank. All credit transactions involving officers and directors are reviewed and approved pursuant to the Bank’s established underwriting procedures, and all credit transactions involving executive officers and directors, and/or entities in which such persons are associated, are reported to the board of directors of the Bank.

The Company had business dealings or entered into non-banking transactions with directors of the Company, or the Bank prior to the Reorganization, or with entities in which a director is owner, principal or has a beneficial interest since the beginning of 2012. Although the Company has not adopted a formal written policy that covers the review and approval of director and other related person transactions by the Board, the Board, as a matter of practice, reviews all such significant transactions for approval. All such dealings and transactions have been on substantially the same terms as those prevailing at the time for comparable business dealings and transactions with unrelated persons. These related party transactions since 2012 include rental expense (including reimbursements for taxes, insurance and other expenses) paid to Pantops Park, LLC, of which William D. Dittmar, Jr., a director, is the sole managing member. Annual rent for this property was based on the fair market value at the time the lease was executed in 2007 as verified by an independent third-party appraisal, and annual rent increases at the rate of 2% per annum under the terms of the lease. Payments to, or for the benefit of, to Pantops Park include $437,857 for 2012, $442,680 for 2013, and $94,904 for the period from January 1 through March 31, 2014. The Bank also engaged the following transactions with Bank directors Hunter E. Craig and Susan K. Payne, or with entities with which they have an interest, from the beginning of 2012 through the date of the Reorganization. Mr. Craig’s company paid $58,000 rent to the Bank for leased office space. The Bank made rent payments under a long-term ground lease to an entity in which Mr. Craig had a beneficial interest totaling $14,667 in early 2012. In 2012, the Bank purchased this real estate for $1,200,000, and the approximate dollar value of the interest of Mr. Craig individually and his immediate family members, without regard to the amount of profit or loss, was $200,000 and $400,000, respectively. The Bank also paid $144,878 during 2012 and 2013 to a marketing and advertising agency of which Ms. Payne is an owner for assistance with the Bank’s marketing and advertising programs. Some portion of the payments to Ms. Payne’s agency may have been used, in turn, to pay third parties for legitimate business expenses incurred on behalf of the Bank. The Company has engaged non-banking transactions with other related persons of the Company and/or the Bank; however the amount of such payments did not exceed the disclosure threshold of $120,000.

On March 14, 2014, a Schedule 13D was filed by SRCM Holdings LLC (“SRCM Holdings”), Swift Run Capital Management, LLC (“SRCM”), Swift Run Capital, LP (“SRC Fund”) and Timothy S. Mullen (“Mullen”) (collectively, the “SRCM Group”) disclosing the purchase by SRC Fund of 190,152.5 shares of Company common stock, or 7.01% of the outstanding Company common stock, in a private transaction on March 6, 2014. The Schedule 13D also disclosed that SRCM Holdings, SRCM and Mullen had shared voting and shared dispositive power over 241,741.5 shares of Company common stock, or 9.0% of the outstanding Company common stock, as a result of the 190,152.5 shares purchased by SRC Fund and additional shares held in certain accounts which SRCM manages. As a result of these holdings, on March 6, 2014, each member of the SRCM Group became a “related person” under Item 404(a) of the Securities and Exchange Commission’s Regulation S-K. On June 27, 2013, the Company’s affiliates, VNBTrust, SRCM and the Bank, entered into a purchase and sale agreement with SRCM Holdings (the “Sale Agreement”)

pursuant to which SRCM was sold by VNBTrust to SRCM Holdings effective on July 18, 2013 (the “Closing Date”). Under the terms of the Sale Agreement, SRCM Holdings agreed to pay VNBTrust, quarterly during the ten-year period beginning January 1, 2014 and ending December 31, 2023 (the “Term”), (a) ongoing acquisition royalty payments equal to (i) 20% of the management and performance fee revenue received by SRCM from limited partners of the SRC Fund as of the Closing Date and (ii) 20% of the management and performance fee revenue received by SRCM from VNBTrust clients that opened accounts with SRCM within 30 days of the Closing Date, and (b) ongoing referral payments equal to 20% of the management and performance fee revenue received by SRCM from clients referred by the Company and its affiliates to SRCM during the Term. Based on assets under management as of December 31, 2013, the Company believes that continuing payments from SRCM during 2014 under the terms of the Sale Agreement will exceed $120,000.

INDEPENDENT AUDITORS

The Company has selected Yount, Hyde & Barbour, P.C., Winchester, Virginia, to serve as independent auditors for the Company in 2014. The firm audited the books and records of the Company, or the Bank prior to the Reorganization, for 2013 and 2012. The following table reflects the aggregate fees for audit and other professional services billed to, and paid by, the Company or the Bank during the fiscal years ended December 31, 2013 and December 31, 2012 to Yount, Hyde & Barbour, P.C.:

	2013	2012
Audit Fees (1)	$88,750	$76,475
Audit-related Fees (2)	8,900	8,650
Tax Fees (3)	8,050	10,164

Total Fees	$105,700	$95,289

(1)	Audit fees: Audit and review services, review of documents filed with the Office of the Comptroller of the Currency and the Securities and Exchange Commission, and in 2013, consent on Form S-4 regarding formation of the Company.
(2)	Audit-related fees: Consist of an audit of the Bank’s 401(k) Plan.
(3)	Tax fees: Preparation of federal and state income tax returns and consultation regarding tax compliance issues, and in 2012, the filing of Form 3115 related to change in accounting method for depreciation.

In every case, the scope of all audit services and permissible non-audit services provided by Yount, Hyde & Barbour, P.C. was pre-approved by Audit and Compliance Committee of the Company, or of the Bank prior to the Reorganization. The Committee was directly responsible for the appointment, compensation, retention and oversight of Yount, Hyde & Barbour, P.C., and the firm reported directly to the Committee.

Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting to make a statement if they desire to do so and to answer any questions any shareholder may have.

Yount, Hyde & Barbour, P.C. has advised the Company that neither it nor any of its members has any direct financial interest or material indirect financial interest in the securities of the Company, or any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee consists of directors Blaine, Dittmar, Holland, Izard and Wells, none of whom are employees of the Company. The Committee is authorized by the Board to provide independent oversight with respect to the independent audit; to monitor the Company’s accounting practices, procedures and policies and financial reporting processes, compliance of the Company’s consolidated financial statements and internal controls with federal and state banking and securities regulatory requirements; and to evaluate the Company’s system of internal controls, internal audit function (whether outsourced or conducted in-house), and related areas.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. The Audit Committee has also reviewed and discussed with Yount, Hyde & Barbour, P.C., independent auditors, the matters required to be discussed by applicable Public Company Account Oversight Board (“PCAOB”) standards. The Audit

Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Compliance Committee concerning independence and has discussed with the independent auditors the independence of the firm.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

William D. Dittmar, Jr., Chairman

Steven W. Blaine

James T. Holland

William Bolling Izard, Jr.

Gregory L. Wells

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and its principal financial officer. The Code of Ethics is designed to deter wrongdoing and to promote the following: honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with regulatory agencies and in other public communications; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code to an appropriate person identified in the Code; and accountability for adherence to the Code.

The Company’s Code of Ethics is available, free of charge, by contacting the Corporate Secretary of Virginia National Bankshares Corporation at 404 People Place, Charlottesville, Virginia 22911. It is also available on the Company’s website is on the Company’s website at www.vnb.com under the “Investors” tab.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to the Corporate Secretary of Virginia National Bankshares Corporation at 404 People Place, Charlottesville, Virginia 22911. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the “Board of Directors”) or to any named individual director.

OTHER MATTERS

The Company is not aware of any other matters to come before the Annual Meeting. If other matters are properly raised at the Annual Meeting, the persons named in the enclosed proxy form will vote the proxy in their discretion.

SHAREHOLDER NOMINATIONS AND PROPOSALS

The Company’s Bylaws provide that, in addition to any other applicable requirements, for any nomination of a director or other business to be properly brought before an annual meeting by a shareholder, the shareholder must provide written notice to the Company at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2015 annual meeting, notice must be delivered to the Corporate Secretary no later than February 20, 2015. The notification must contain certain information as provided in the Company’s Bylaws.

In order for a shareholder proposal to be considered for inclusion in the Company’s proxy materials relating to its 2015 Annual Meeting of Shareholder pursuant to applicable Securities and Exchange Commission rules, it must be received by the Company no later than December 11, 2014.

Shareholder notifications and proposals should be sent to the attention of the Corporate Secretary, Virginia National Bankshares Corporation, 404 People Place, Charlottesville, Virginia 22911.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, is being mailed with this proxy statement. Shareholders may also request, without a charge, a copy of the Company’s 2013 Annual Report on Form 10-K by writing to Donna Shewmake, Corporate Secretary, 404 People Place, Charlottesville, Virginia 22911.

APPENDIX A

VIRGINIA NATIONAL BANKSHARES CORPORATION

2014 STOCK INCENTIVE PLAN

1.      Purpose and Effective Date.

(a) The purpose of the Virginia National Bankshares Corporation 2014 Stock Incentive Plan (the “Plan”) is to further the long-term stability and financial success of the Company (as defined below) by attracting and retaining personnel, including employees, directors and consultants, through the use of stock incentives. The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company and its Affiliates are and will be largely dependent for the successful conduct of their businesses and will further the identification of those persons’ interests with the interests of the Company’s shareholders.

(b) The Plan was adopted by the Board of Directors of the Company on March 18, 2014 (the “Effective Date”), subject to the approval of the Plan by the Company’s shareholders.

2.      Certain Definitions. The following terms have the meanings indicated:

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Affiliate. The meaning assigned to the term “affiliate” under Rule 12b-2 of the Act.

(c) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company or an Affiliate is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

(d) Award. The award of an Option, Restricted Stock or Other Stock-Based Award under the Plan.

(e) Board. The Board of Directors of the Company.

(f) Cause. With respect to any employee or Consultant (1) if the employee or Consultant is a party to any employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (2) if no such agreement exists, or is such agreement does not define Cause then (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitudes or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) materials breach of an agreement with the Company or an Affiliate (including, without limitation, any loyalty, noncompetition, nonsolicitation or confidentiality agreement); or (v) material violation of state or federal securities law. With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(g) Change in Control.

(i) The acquisition by any Person (as defined below) of beneficial ownership of 50% or more of the then outstanding shares of common stock of the Company;

(ii) Individuals who constitute the Board on the Effective Date of this Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of directors of the Company, as such terms are used in Rules 14a-11 and 12 under the Act;

(iii) Approval by the shareholders of the Company and consummation of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that shareholder approval of a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(I) no Person beneficially owns 50% or more of either (1) the then outstanding shares of common stock or voting securities of the corporation or other entity resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of members of the board of directors (or similar governing body); or

(II) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this Section 2(g), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(h) Code. The Internal Revenue Code of 1986, as amended.

(i) Committee. The Committee appointed to administer the Plan pursuant to Plan Section 16, or if no such Committee has been appointed, the Board.

(j) Company. Virginia National Bankshares Corporation, a Virginia corporation.

(k) Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 14), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(l) Consultant. A person or entity rendering services to the Company or an Affiliate who is not an “employee” for purposes of employment tax withholding under the Code.

(m) Date of Grant. The effective date of an Award granted by the Committee.

(n) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(o) Fair Market Value.

(i) If the Company Stock is listed on any established stock exchange or quoted on any established stock market system, its Fair Market Value shall be the closing price for such stock on the Date of Grant as reported by such exchange or stock market system, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded.

(ii) If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith, provided that the fair market value of Company Stock subject to an Incentive Stock Option shall be determined in good faith within the meaning of Treasury Regulation § 1.422-2(e)(2).

(iii) Fair Market Value shall be determined as of the Date of Grant specified in the Award.

(p) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(q) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(r) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(s) Other Stock-Based Award. A right granted under Section 9.

(t) Participant. Any individual who is granted an Award under the Plan.

(u) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8.

(v) Retirement. Means:

(i) the termination of an employee’s employment under conditions which would constitute “normal retirement” or “early retirement” under any tax qualified retirement plan maintained by the Company;

(ii) the termination of an employee’s employment after attaining age 65 (except in the case of termination for Cause); or

(iii) the termination of a Non-Employee Director’s service as a member of the Board after attaining age 65.

(w) Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the Effective Date of the Plan.

(x) 10% Shareholder. A person who owns, directly or indirectly and within the meaning of Section 422 or 424 of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3.      General. Awards of Options or Restricted Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.      Stock.

(a) Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 250,000 shares of Company Stock; which may include authorized, but unissued, shares. Not more than 250,000 of such shares shall be available as any type of awards other than Incentive Stock Options. Shares allocable to Options granted under the Plan that expire or otherwise terminate and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan.

(b) The maximum number of shares with respect to which an Award may be granted in any calendar year to any employee during such calendar year shall be 50,000 shares.

5.      Eligibility.

(a) Any employee of, director of, or Consultant to the Company or an Affiliate who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company or the Affiliate is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b) The grant of an Award shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c) Non-Employee Directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

6.      Stock Options.

(a) Grant. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant. A Participant’s stock option agreement shall set forth all restrictions on disposition and transfer applicable to the Option shares.

(b) Exercise Price. The Committee shall establish the exercise price of Options. The exercise price of an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c) Term. The Committee shall establish the term of each Option in the Participant’s stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment with the Company and/or its Affiliates.

(d) Time of Exercise.

(i) During Participant’s Employment. Options may be exercised during their terms in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change in Control as the Committee deems appropriate.

(ii) After Participant’s Termination of Employment. The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after the earlier of (a) (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death; or (b) the expiration of the Option’s term.

(iii) After Participant’s Death. If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the executor or administrator of the Participant’s estate during the time period specified in the stock option agreement, but not later than the expiration of the Option’s term.

(e) Limit on Exercise of Incentive Stock Options. An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company (or Affiliate) and any parent or subsidiary of the Company (or Affiliate) shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f) Options Forfeited Upon Termination of Employment for Cause. If a Participant’s employment or services is terminated by the Company or by any Affiliate for Cause, the Participant’s Options, both vested and unvested, shall terminate as of the date of the misconduct, as determined by the Committee in its sole discretion.

7.      Method of Exercise of Options.

(a) Exercise. Options may be exercised by giving written notice of the exercise to the Company, stating the Option being exercised and the number of shares the Participant has elected to purchase under the Option.

(b) Payment. In no event shall any shares be issued pursuant to the exercise of an Option until the Participant has made full payment for the shares of Company Stock (including payment of the exercise price and any Applicable Withholding Taxes). Company Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows, provided that the Committee may impose such limitations and restrictions on payments with shares of Company Stock as the Committee, in its discretion, deems advisable:

(i) in cash or by check, payable to the order of the Company;

(ii) by delivery of Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), provided that such method of payment is then permitted under applicable law and the Company Stock was owned by the Participant at least six months prior to such delivery (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes);

(iii) by withholding and retention by the Company of sufficient shares of Company Stock issuable in connection with the exercise to cover the exercise price (a “net share exercise”);

(iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes; or

(v) by any combination of the above permitted forms of payment.

(c) Delivery of Shares. Upon the exercise of an Option in compliance with the provisions of this section, the receipt by the Company of the payment for the shares of Company Stock so acquired, and satisfaction of the provisions of this Section 7 of the Plan, the Company shall deliver or cause to be delivered, within a reasonable time, to the Participant exercising the Option, a certificate or certificates for the number of shares of Company Stock with respect to which the Option is exercised. The shares of Company Stock shall be registered in the name of the exercising Participant or in such name jointly with the Participant as the Participant may direct in the written notice of exercise. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent.

(d) Disqualifying Disposition. If a Participant disposes of shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date the Option is granted or within one (1) year after the issuance of such shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of shares disposed of, and any other information relating thereto that the Company may reasonably request.

(e) Compliance with Rule 16b-3. Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8.      Restricted Stock Awards.

(a) Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) Restrictions on Transferability and Vesting of Restricted Stock Awards. The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change in Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s (or an Affiliate’s) achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) Lapse of Restrictions on Transferability. The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change in Control.

(d) Rights of the Participant and Restrictions. A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock and shall be paid no later than 2  1⁄2 months after the end of the year in which the underlying Restricted Stock vests.

9.      Other Stock-Based Awards.

(a) The Committee is authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Company Stock) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such Other Stock-Based Award may involve the transfer of actual shares to Participants or payment in cash or otherwise of amounts based on the value of shares of Company Stock.

(b) Each Other Stock-Based Award shall be expressed in terms of shares or units or an equivalent measurement based on shares, as determined by the Committee. If the value of an Other Stock-Based Award will be based on the appreciation of shares from an initial value determined as of the date of grant, then such initial value shall not be less than the Fair Market Value of a share on the date of grant of such Other Stock-Based Award.

10.     Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company or the Affiliate, or make arrangements satisfactory to the Company or the Affiliate regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company or the Affiliate have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company or the Affiliate to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company or the Affiliate retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

11.     Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Company Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules, or regulations. The Company may place on a certificate representing Company Stock any legend required to reflect restrictions pursuant to the Plan, and any legend deemed necessary by the Company’s counsel to comply with federal or state securities laws. The Company may require a customary written indication of a Participant’s investment intent. Until a Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

12.     Nontransferability of Awards.

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below, without prior written approval from the Committee. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may on a case by case basis grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-

holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate in its sole discretion.

13.     Termination, Modification, Change.

(a) If not sooner terminated by the Board, this Plan shall terminate at the close of business on the day prior to the tenth anniversary of the Effective Date. The Board may at any time terminate, suspend, or modify the Plan; provided that the Board shall not, without stockholder approval, make any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company including, (1) increasing the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 14), (2) expanding the class of persons eligible to receive Awards, or (3) materially increasing the benefits accruing to Participants under the Plan. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder.

(b) No Awards shall be made under the Plan after its termination, and no termination or amendment of the Plan shall, without the consent of the Participant or his representative, adversely affect a Participant’s rights under an Award previously granted to him, but it shall be conclusively presumed that any adjustment to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder or any adjustment pursuant to Section 14, does not adversely affect any such right.

(c) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Other Stock-Based Awards or cancel outstanding Options or Other Stock-Based Awards in exchange for cash, other Awards or Options or Other Stock-Based Awards with an exercise price that is less than the exercise price of the original Options or Other Stock-Based Awards without shareholder approval.

14.     Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, spin-off, reorganization, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) In the event of a reorganization, recapitalization or merger in which the Company is the surviving corporation, the result of which is that the Company becomes a majority owned subsidiary of another entity (the “Parent”), then the Committee may take such actions with respect to Awards as the Committee deems appropriate (whose determination shall be binding on all persons), including without limitation causing any such Award then outstanding to be assumed, or new rights substituted therefor, by the Parent.

(c) In the event the Company distributes to its stockholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan

(under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee’s determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

(e) To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 14 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

15.     Change in Control. In the event of a Change in Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

(a) At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(b) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than or greater than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

(d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.

16.     Administration of the Plan.

(a) The Plan shall be administered by the Committee, who shall be appointed by the Board. The Board initially designates the Compensation Committee of the Board to be the Committee for purposes of the Plan. If, at any time, the Compensation Committee is not designated as the Committee and no Committee is appointed, the Plan shall be administered by the Board. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be performance-based for purposes of Code Section 162(m) shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Code Section 162(m).

(b) Subject to the express provisions of the Plan, the Committee shall have full and final authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) to the extent permissible under Code Section 409A, whether a Change in Control exists, (ix) factors relevant to the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate.

(c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

17.     Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18.     Compliance with Code Section 409A. To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Section 409A of the Code shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Section 409A of the Code that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of certain payment of benefits provided for under this Plan shall be revised as necessary for compliance with Section 409A of the Code.

19.     Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or any Affiliate pursuant to any such law, government regulation or stock exchange listing requirement).

20.     Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant agreement for the Award retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

21.     Rights Under the Plan. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant any proprietary interest in the Company or any Affiliate or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall, for all purposes, be a general creditor of the Company or the Affiliate. The interest of a Participant in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

22.     Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Agreement to the substantive law of another jurisdiction. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable; they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

To Our Friends and Fellow Shareholders:

The Directors and Staff of

Virginia National Bankshares Corporation

Cordially Invite You to Join Us for an

Informal Discussion

Immediately Following the Formal Meeting

☐	■

VIRGINIA NATIONAL BANKSHARES CORPORATION

This Proxy is solicited on behalf of the Board of Directors

As an alternative to completing this form, you may enter your voting instructions by telephone at 1-800-PROXIES or via the Internet at WWW.VOTEPROXY.COM, and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Steven W. Blaine, William Bolling Izard, Jr. and Gregory L. Wells, any of whom may act alone and with full power of substitution, as proxies, to represent and vote all shares of Virginia National Bankshares Corporation (“VNBC”) of the undersigned at the Annual Meeting of Shareholders of VNBC to be held on Wednesday, May 21, 2014, at 4:00 p.m. at The Boar’s Head Inn Pavilion, 200 Ednam Drive, Charlottesville, Virginia, or any adjournment thereof, on the following matters:

(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

VIRGINIA NATIONAL BANKSHARES CORPORATION

May 21, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your  proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDERS’ MEETING TO BE HELD ON MAY 21, 2014

A complete set of proxy materials related to Virginia National Bankshares Corporation’s 2014 Annual Meeting of Shareholders is available on the internet at www.vnb.com under the “Investors” tab. The materials available include the Notice of Annual Meeting of Shareholders, the Proxy Statement, the form of Proxy and the Annual Report on Form 10-K for the year ended December 31, 2013. The matters to be acted upon are set forth below. Execution of a proxy will not affect a registered shareholder’s right to attend the Meeting and vote in person. Any registered shareholder who has executed and returned a proxy may revoke it by attending the Meeting and voting in person.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

■ 20830303000000000000 2	052114

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1 and “FOR” PROPOSALS 2, 3 & 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. Election of the following persons as directors to serve until the next annual meeting of shareholders			2. Approval of the Virginia National Bankshares Corporation 2014 Stock Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES	NOMINEES: ¡ Steven W. Blaine ¡ Nancy L. Brody ¡ John J. Davies, III ¡ William D. Dittmar, Jr. ¡ James T. Holland ¡ William Bolling Izard, Jr. ¡ Glenn W. Rust ¡ Gregory L. Wells
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3. Advisory (non-binding) approval of the Company’s executive compensation	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL EXCEPT (See instructions below)
			4. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Bank’s independent auditors for 2014	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			This Proxy will be voted as specified. If no specification is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors.

PLEASE COMPLETE THIS PROXY ABOVE, SIGN BELOW AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

Execution of a Proxy will not affect a registered shareholder’s right to attend the meeting and vote in person. Any registered shareholder who has executed and returned a Proxy may revoke it by attending the meeting and voting in person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■